UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

55413
614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TECH	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Transition

On February 11, 2026, Bio-Techne Corporation (the “Company”) announced that Dr. Matt McManus, President of Bio-Techne's Diagnostics and Spatial Biology Segment, will be transitioning from his role, effective March 1, 2026, and will remain with Bio-Techne for a period of time to support a smooth transition.

In addition, the Company announced the appointment of Mr. Steve Crouse, age 52, as President, Diagnostics and Spatial Biology Segment (“DSS President”) effective March 1, 2026. Mr. Crouse currently serves as Senior Vice President of Bio-Techne’s Analytical Solutions Division. As Senior Vice President, Analytical Solutions Division, he is responsible for Bio-Techne’s portfolio of protein analysis instruments and immunoassays and has driven strategic initiatives, successfully launched several innovative platforms and delivered strong growth during his four-year tenure. Before joining Bio-Techne, he most recently served as General Manager of Thermo Fisher Scientific’s Protein Detection and Quantification business unit. He has an MBA from the Marshall School of Business at the University of Southern California and a M.S. in Biochemistry from Georgetown University.

Employment Terms

On February 10, 2026, Mr. Crouse entered into an executive employment agreement (the “Employment Agreement”) with the Company, which provides the terms of his service as DSS President. The Employment Agreement commences on March 1, 2026. The Employment Agreement provides for an annual base salary of $505,000. For future fiscal years, Mr. Crouse’s compensation will be subject to annual review by the Compensation Committee of the Company’s Board of Directors.

In addition, the Employment Agreement provides for an annual cash incentive bonus at a target amount of 75% of Mr. Crouse’s base salary. The amount of annual cash incentive earned will be determined based on performance standards established by the Compensation Committee pursuant to the terms of the Company’s Management Incentive Plan. Mr. Crouse will also be eligible for paid time off, participation in any other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the Employment Agreement.

The Employment Agreement further provides for the grant on the commencement of Mr. Crouse’s appointment as DSS President of a one-time award of the following equity awards: (i) time-vested stock options with a grant date value of approximately $42,500, (ii) time-vested restricted stock units with a grant date value of approximately $42,500, and (iii) performance-based restricted stock units with a grant date value of $85,000 at target, each pursuant to the Company’s 2020 Equity Incentive Plan, as amended to date (the “Plan”). The stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The time-vested options will vest in equal installments on the first four anniversaries of the grant date. The time-vested restricted stock units will vest in equal installments on the first three anniversaries of the grant date. The performance-vesting restricted stock units will vest if, and only if, the Company achieves certain performance goals established by the Compensation Committee for the measurement period of fiscal year 2026 through fiscal year 2028.

The Employment Agreement provides for the annual grant of the following equity awards: (i) time-vested stock options with a grant date value of approximately $300,000, (ii) time-vested restricted stock units with a grant date value of approximately $300,000, and (iii) performance-based restricted stock units with a grant date value of $600,000 at target, each pursuant to the terms of the Plan. The stock options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The time-vested options will vest in equal installments on the first four anniversaries of the grant date. The time-vested restricted stock units will vest in equal installments on the first three anniversaries of the grant date. The performance-vesting restricted stock units will vest if, and only if, the Company achieves certain performance goals established by the Compensation Committee.

The Employment Agreement may be terminated at any time by either party upon written notice. If the Employment Agreement is terminated in certain circumstances, such as by the Company without Cause, by the Company following a Change in Control, or by Mr. Crouse for Good Reason (each such capitalized term as defined in the Employment Agreement), the Company will be required to pay severance to Mr. Crouse in an amount equal to one year of his then-current base salary, a prorated portion of annual cash incentive compensation, and health insurance coverage for one year. Any severance paid to Mr. Crouse will be paid in exchange for Mr. Crouse’s release of claims against the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included herewith as Exhibit 10.1.

The Board of Directors approved the termination of Dr. McManus’s employment without cause on February 9, 2026. In accordance with the terms of his Employment Agreement, he will be eligible to receive severance benefits.

Related-Party Transactions

There is not currently, nor has there been since June 30, 2023, any transaction with the Company or any of its subsidiaries or affiliates in which Mr. Crouse has or had a direct or an indirect material interest.

Item 8.01 Other Events

A copy of the press release issued by Bio-Techne Corporation on February 11, 2026 is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated February 10, 2026, between the Company and Steve Crouse

99.1	Press Release, dated February 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION

Date: February 11, 2026	By:	/s/ Shane V. Bohnen
Shane V. Bohnen
Senior Vice President, General Counsel and Corporate Secretary